UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2025

CALIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2777 Orchard Parkway, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

(408) 514-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.025 per share	CALX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nomination of Director

On March 21, 2025, Ellie Fields notified Calix, Inc. (the “Company”) that she would not be standing for re-election to the Board of Directors (“Board”) of the Company upon the expiration of her term at the Company’s upcoming annual meeting of stockholders scheduled to be held on May 8, 2025. Ms. Fields’ decision was not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. Also on March 21, 2025, the Board, acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, nominated Michael Berry for election to the Board as a Class III director with a term expiring at the 2028 annual meeting of stockholders, to fill the vacancy resulting from the expiration of Ms. Fields’ term at the annual meeting. Upon election to the Board, Mr. Berry will also be appointed to the Audit Committee and the Strategic Committee of the Board.

Pursuant to the Company’s director compensation policies, as a non-employee director, Mr. Berry will receive (i) a $60,000 annual retainer for his service on the Board, plus additional amounts for service on committees, pro-rated for the remainder of 2025 and paid in quarterly installments, (ii) upon his election to the Board, an automatic initial restricted stock award of $200,000 of Company common stock under the Company’s Amended and Restated 2019 Equity Incentive Award Plan that will vest in full on the earlier of the one-year anniversary of the date of award or the day immediately preceding the date of the Company’s 2026 annual meeting of stockholders, and (iii) an automatic annual restricted stock award of $200,000 of Company common stock under the Company’s Amended and Restated 2019 Equity Incentive Award Plan that will vest in full on the day immediately preceding the date of the Company’s next annual meeting of stockholders. The foregoing description is qualified in its entirety by reference to the text of (i) the Company’s Non-Employee Director Cash Compensation Policy, as amended March 19, 2025, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2025 to be filed with the Securities and Exchange Commission (the “SEC”), and (ii) the Company’s Non-Employee Director Equity Compensation Policy, as amended March 19, 2025, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2025 to be filed with the SEC.

In connection with Mr. Berry’s election to the Board, the Company and Mr. Berry will enter into the Company’s standard indemnification agreement, the form of which was filed with the SEC as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 8, 2010.

There is no arrangement or understanding between Mr. Berry and any other persons pursuant to which Mr. Berry was selected as a director, and Mr. Berry has no reportable transactions under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release, dated March 27, 2025, announcing the nomination of Mr. Berry and the expected end of Ms. Fields’ term on the Board is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 27, 2025, announcing the appointment of Michael Berry to the Board
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 27, 2025	Calix, Inc.

		By:	/s/ Doug McNitt
Doug McNitt
EVP, General Counsel
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